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                                                                    Exhibit 23.3



                         CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the use of our report dated March 21, 1997 on the financial statements of MicroOptical Devices, Inc. for the year ended December 31, 1996 and for the period from inception
(August 3, 1995) through December 31, 1995 and 1996, included in or made a part of this registration statement under Form S-3 for EMCORE Corporation.



Albuquerque, New Mexico
 June 10, 1999